Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive, Suite 600 Houston, Texas 77079 713.644.8182

Electrical Equipment Industry Veteran Bill Miller Joins AETI as M&I

Electric Chief Operating Officer

Former Eaton executive brings M&I Electric more than 28 years of operational leadership

HOUSTON, September 2, 2014 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading provider of power delivery solutions for the global energy industry, announced today that Bill Miller has joined the company as chief operating officer for its flagship M&I Electric business. Miller brings more than 28 years of operations, management and sales leadership in the electrical equipment industry.

In the newly created role of chief operating officer, Miller will be responsible for the Company’s operations including the manufacturing, construction and services businesses. Miller will report directly to AETI President and Chief Executive Officer Charles Dauber, and will be located in M&I Electric’s Beaumont, Texas facility.

“We created the role of chief operating officer as part of our strategy to help us scale our business and take our revenues and profitability to the next level,” said Dauber. “Bill brings more than 28 years of electrical equipment manufacturing and business experience to M&I, and we look forward to leveraging his operational strengths to help us grow the business.”

Miller was most recently global marketing director for Eaton’s Electrical Services and Systems division. Prior to this position he held various roles within Eaton including: business unit manager for the medium voltage components business; plant manager for the company’s high volume assembly plant in Sumter, South Carolina and their low voltage and medium voltage circuit breaker facility in Cabo Rojo, Puerto Rico; and product management and sales.

Miller received a Bachelor of Science in mechanical engineering from Worcester Polytechnic Institute (WPI).

“M&I Electric is very well respected in the industry for its great products and people,” said Miller. “I’m excited to join the team and look forward to helping us become the leading provider of power delivery solutions for the global energy industry.”

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Miss.; Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

American Electric Technologies, Inc 1250 Wood Branch Park Drive, Suite 600 Houston, Texas 77079 713.644.8182

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward

713.869.0707

mlecronier@wardcc.com